Exhibit 10.1

SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AND SECURITY AGREEMENT

SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of July 11, 2014, among CRUMBS BAKE SHOP, INC., a Delaware corporation and a debtor and debtor in possession in a case pending under Chapter 11 of the Bankruptcy Code (the “Company”), and each of the Company’s subsidiaries listed on the signature page, each a debtor and debtor in possession in a case pending under Chapter 11 of the Bankruptcy Code (each a “Subsidiary” and together with the Company, the “Borrower”), and LEMONIS FISCHER ACQUISITION COMPANY, LLC, a Delaware limited liability company, as lender (together with its successors and assigns, the “Lender”).

PRELIMINARY STATEMENTS

1. On July 11, 2014 (the “Filing Date”), Borrower filed voluntary petitions with the Bankruptcy Court initiating the Case and have continued in the possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

2. Borrower has requested that the Lender provide post-petition loans and advances consisting of a term loan facility to Borrower in an aggregate principal amount not to exceed the Commitment (as defined herein).

3. The proceeds of the Loan will be used (i) to pay post-Filing Date related fees and expenses associated with negotiation, execution and delivery of this Agreement and the other Loan Documents, (ii) for working capital and other general corporate purposes of the Borrower not materially inconsistent with the aggregate disbursement contemplated in the Budget and to the extent not prohibited hereunder, (iii) to pay fees and expenses of the Borrower’s advisors, and (iv) to make any other payments permitted to be made in the Order or in the First Day Orders or by the Bankruptcy Court to the extent not prohibited by this Agreement or otherwise consented by the Lender.

4. To provide security for the repayment of all obligations of the Borrower hereunder and under the other Loan Documents, the Borrower will provide to the Lender the following (all as more fully described herein):

(a) pursuant to Section 364 (c)(1) of the Bankruptcy Code and the Order, as applicable, a Superpriority Claim in the Case having priority over any administrative claims of any entity, including, without limitation, any claims specified in or ordered pursuant to Sections 105, 326, 330, 331, 503(b), 506(c), 507, 726, 1113, 1114 or any other provisions of the Bankruptcy Code, subject only to the Carve-Out (as defined herein),

(b) pursuant to Section 364(c)(2) of the Bankruptcy Code and the Order, as applicable, a perfected first priority Lien on all unencumbered property and assets of the Borrower of any kind (other than Avoidance Actions and the proceeds therefrom), subject only to the Carve-Out, and

(c) pursuant to Section 364(c)(3) of the Bankruptcy Code, a perfected Lien on the property of the Borrower as more fully described herein subject to (i) Liens for taxes and assessments not yet due and payable, (ii) the Senior Liens (as defined herein); (iii) mechanic’s, materialmen’s, warehousemen’s or similar Liens that arise by operation of law; (iv) that certain equipment lien held by LCA Bank Corporation pursuant to a UCC-1 Financing Statement filed with the Delaware Secretary of State on January 6, 2011 at filing #2011-0055288 (the Liens described in clauses (i) through this clause (iv), being “Permitted Liens”), and (v) the Carve-Out.

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section1.1 shall have the respective meanings set forth in this Section 1.1.

“Affiliate”: as defined in Section 101(2) of the Bankruptcy Code.

“Agreement”: as defined in the preamble hereto.

“Applicable Rate”: seven percent (7%) per annum.

“Asset Purchase Agreement”: the Asset Purchase Agreement, dated as of July 11, 2014, between Lender and Borrower relating to the sale by Borrower and the purchase by Lender of the Assets of the Borrower and the transactions contemplated thereby.

“Assets”: the assets of the Borrower to be purchased by Lender pursuant to the Asset Purchase Agreement.

“Assignee”: as defined in Section 8.7.

“Audited Financial Statements”: the audited consolidated balance sheet of the Company and its consolidated Subsidiaries for the fiscal year ended December 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Avoidance Actions”: claims and causes of action arising under sections 502(d), 544, 545, 547, 548, 550 or 551 of the Bankruptcy Code.

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Court”: the United States Bankruptcy Court for the District of New Jersey.

“Borrower”: as defined in the preamble hereto.

“Budget”: in the form attached hereto as Exhibit A.

“Business”: the business currently carried on by the Borrower.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in Oklahoma City, Oklahoma are authorized or required by law to close.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Carve-Out”: as defined in Section 2.7(a).

“Carve-Out Trigger Notice”: as defined in Section 2.7(a).

“Case”: the bankruptcy case of each Borrower currently pending under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

“Cash Collateral”: “cash collateral” as such term is defined in Section 363(a) of the Bankruptcy Code, or any successor provision.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all of Borrower’s Equipment, Inventory, Accounts, Chattel Paper, General Intangibles, Goods, Documents, Fixtures, Deposit Accounts, Instruments, Investment Property, Letter of Credit Rights, Software, Commercial Tort Claims, money, Intellectual Property, Incidental Rights, including, without limitation, the Borrower’s equity interest in each Subsidiary, in each case, whether owned now or acquired after the date of this Agreement, and including all proceeds thereof, all substitutions therefor, and all books and records related thereto; provided, however, the term “Collateral” shall not include the Southeastern CD.

“Commitment”: the obligation of the Lender to make the Loan to the Borrower in an aggregate principal amount up to $1,133,000.00.

“Commitment Period”: the period from and including the day after the date of this Agreement to September 8, 2014.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Copyrights”: all rights under applicable law associated with works of authorship, including but not limited to copyrights, moral rights, mask-works, and computer software (excluding commercially available software).

“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

“Disposition” or “Dispose”: (a) the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by the Borrower (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any Capital Stock owned by the Borrower, or any notes or accounts receivable or any rights and claims associated therewith and (b) the issuance of Capital Stock by any Subsidiary of the Borrower to any Person other than the Borrower.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default”: any of the events specified in Section 7.

“Facility”: the Commitment and the Loans made thereunder.

“Filing Date” as defined in the recitals hereto.

“Final Order”: an order of the Bankruptcy Court in the Case in substantially the form attached hereto as Exhibit C authorizing and approving this Agreement and the other Loan Documents under Section 364(c) of the Bankruptcy Code entered at or after a final hearing and on a final basis, which order shall be in substantially the same form as the Interim Order except that it will be characterized as a final order, eliminating references to “interim” approval.

“First Advance Closing Date”: the first Business Day after the date on which an Interim Order is entered by the Bankruptcy Court.

“First Day Orders”: as defined in Section 4.1(d).

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Approval”: any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Incidental Rights” (a) all books and records relating to the Equipment, contracts, contract rights, licenses, sublicenses, computer tapes, catalogues, advertisements, source codes, computer programs, computer cards and computer disks, Accounts, Inventory and any of the other items or types of Collateral; (b) all indemnities, guaranties or warranties relating to the ownership, construction, rental, operation, maintenance, use or repair of the Equipment or other items or types of Collateral, (c) all telephone numbers assigned to Borrower, (d) all governmental filings, permits, approvals or licenses relating to the ownership, use or operating of the Equipment and Inventory; and (e) contract files, right-of-way files and engineering files relating primarily thereto.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Interest Payment Date”: (a) the last Business Day of each calendar month while any Loan is outstanding and the Maturity Date, and (b) the date of any repayment or prepayment of any Loan.

“Interim Order”: an order of the Bankruptcy Court in the Case in substantially the form attached hereto as Exhibit C authorizing and approving this Agreement and the other Loan Documents under Section 364(c) of the Bankruptcy Code entered at or after an interim hearing and on an interim basis.

“Investment”: as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or debt of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.1 in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit of, or all of a substantial part of the business being conducted by, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Intellectual Property”: the Copyrights, Know-How, Patents, and Trademarks.

“Know-How”: all technical and business knowledge, proprietary information, data, processes, techniques, methods of manufacturing, methods of operation, drawings, designs, blueprints, databases, draft patent applications, invention disclosures, research and development projects, operating manuals, manufacturing and quality control procedures, non-commercial software, trade secrets, plans, accumulated experience, plant and tool design, installation instructions and raw material specifications, formulations, techniques, drawings, unpatented inventions (including inventions conceived prior to the date hereof but not documented as of the date hereof), advertising procedures, sales promotion literature, customer lists, and price lists, in each case to the extent protectable under applicable law.

“Lender” as defined in the preamble hereto.

“Lien”: any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: an extension of credit by the Lender to the Borrower pursuant to Section 2.1.

“Loan Documents”: this Agreement, the Security Documents, the Note and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Notice”: a notice of a borrowing substantially in the form of Exhibit B.

“Material Adverse Effect”: means any event, change, condition, state of facts, occurrence or circumstance (regardless of whether such event, change, condition, state of facts, occurrence or circumstance constitutes a breach of any representation, warranty or covenant of Borrowers hereunder) which has had or would reasonably be expected to have, individually or when considered together with any other events, changes, conditions, states of facts, occurrences or circumstances, (a) a material adverse effect on or a material adverse change in or to the assets, liabilities, results of operations, profits, or condition (financial or otherwise) of the Business, considered as a whole, (b) a material adverse change on or a material adverse change in or to the ability of Borrower to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement or (c) the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement, but in each case shall not include the effects of events, changes, effects, conditions, state or facts, occurrences and circumstances relating to (i) any change in the United States or foreign economies or financial markets in general; (ii) any change that generally affects the businesses in which Borrower generally competes; (iii) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (D) any change in applicable laws or accounting rules, in each case only to the extent occurring after the date of this Agreement; (iv) any actions taken or proposed to be taken by Lender or any of its Affiliates without the consent of the Borrower; (v) any effect resulting from the public announcement of this Agreement; and (vi) any effect resulting from the filing of the Bankruptcy Case, the events that typically result from the commencement of cases under Chapter 11 of the Bankruptcy Code, and Borrower’s inability to pay certain obligations as a result of the filing of the Bankruptcy Case; provided, however, that with respect to clauses (i), (ii), (iii) and (iv), such effects have not had, or are not reasonably likely to have, individually or in the aggregate, a disproportionate adverse effect on the Business, taken as a whole, as compared to other companies operating in the industries in which Business operates (in which case the incremental disproportionate effect or effects shall be taken into account in determining whether there has been a Material Adverse Effect).

“Maturity Date”: the earlier of (a) the Scheduled Maturity Date, (b) the date of the closing of the sale of Assets to Lender pursuant to the Asset Purchase Agreement or to a Person other than the Lender pursuant to a higher and better offer, and (c) the date on which the Loan becomes due and payable pursuant to Section 7.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note”: that certain Promissory Note dated of even date herewith by Borrower and made payable to the order of Lender in the amount of the Commitment, as it may be amended, supplemented or otherwise modified from time to time.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loan) the Loan, and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Senior Loan and Security Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses, or otherwise.

“Order”: from the date on which the Interim Order is entered until the date on which the Final Order is entered, the Interim Order, and, after entry of the Final Order, the Final Order.

“Ordinary Course of Business” or “in the Ordinary Course”: the conduct of the Business in substantially the same manner as the Business was operated on the date of this Agreement, including operations in conformance with the Borrower’s practices and procedures as of such date.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Patents”: all domestic and foreign letters design and utility patent and patent applications (including without limitation all provisional, design, divisional, renewal, re-exam, reissue, substitute, continuation, continuations-in-part and convention applications, all other patent applications or utility model applications or issued patents or utility models claiming priority therefrom or otherwise related thereto, and any and all letters patent and utility models, reissues, reexaminations, and extensions of letters patent and utility models granted thereon, and every priority right that is or may be predicted upon or arise from therefrom or based thereon) (including, without limitation, patents and patent applications in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Liens”: as defined in the recitals hereto.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Professionals”: as defined in Section 2.7(a).

“Professional Expense Cap”: as defined in Section 2.7(a).

“Properties”: the facilities and properties owned, leased or operated by the Borrower.

“Quarterly Financial Statements”: means the unaudited consolidated financial statements of the Company and its consolidated Subsidiaries for the fiscal quarter ended March 31, 2014.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Requirement of Law”: as to any Person, the Bylaws and Certificate of Incorporation or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower or any of the other individuals designated in writing to the Lender by an existing Responsible Officer of the Borrower as an authorized signatory of any certificate or other document to be delivered hereunder.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Scheduled Maturity Date”: September 8, 2014.

“Securities Act”: the Securities Act of 1933, as amended from time to time and any successor statute.

“Security Documents”: the collective reference to the Senior Loan and Security Agreement, the Order, and all other security documents hereafter delivered to the Lender granting a Lien on any property of any Person to secure the Obligations.

“Senior Lender”: Fischer Enterprises, L.L.C., an Oklahoma limited liability company.

“Senior Liens”: the Liens granted by Borrower in connection with the Senior Loan and Security Agreement.

“Senior Loan and Security Agreement”: that certain Senior Loan and Security Agreement, dated January 20, 2014, by and among the Company, Crumbs Holdings LLC and the Senior Lender, as amended by that certain First Amendment to Senior Secured Loan and Security Agreement dated July 10, 2014, by and among the Company, Crumbs Holdings LLC, and the Lender (the “First Amendment”).

“Southeastern CD”: that certain Certificate of Deposit in the amount of $465,398.44 securing the obligations of Crumbs Holdings LLC under the Commercial Loan Agreement, between Southeastern Bank and Crumbs Holdings LLC dated May 5, 2011, as amended from time to time.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Subsequent Advance” and “Subsequent Advances”: as defined in Section 2.1.

“Subsequent Advance Amount”: as defined in Section 2.2(b).

“Subsequent Advance Closing Date”: the first Business Day after the date on which a Final Order is entered by the Bankruptcy Court and the Company delivers to Lender a Loan Notice.

“Subsequent Advance Date”: as defined in Section 2.2(b).

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Superpriority Claim”: a claim under Section 364(c)(1) of the Bankruptcy Code against Borrower in the Case which is an administrative expense claim having priority over any or all administrative expenses, including, without limitation, administrative expenses of the kind specified in Sections 503(b), 506(c) or 507(b) of the Bankruptcy Code.

“Trademarks”: all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, dba's, internet domain names, trade dress, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, dba's, internet domain names, trade dress, trade styles, designs, logos and other source or business identifiers), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks or associated therewith.

“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“United States”: the United States of America.

“UST”: the United States Trustee appointed to serve in the Case.

1.2	Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the meanings set forth herein when such terms are used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights and (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The following capitalized terms shall have the meanings set forth in the UCC: Equipment, Inventory, Accounts, Chattel Paper, General Intangibles, Goods, Documents, Fixtures, Deposit Accounts, Instruments, Investment Property, Letter of Credit Rights, and Commercial Tort Claims.

SECTION 2. AMOUNT AND TERMS OF COMMITMENT

2.1 Commitment. Subject to the satisfaction of the conditions set forth in Section 4.1 and provided that the Commitment Period has not expired, the Lender agrees to make the Loan through two or more advances of Dollars to the Borrower: (a) the first (the “First Advance”), on the First Advance Closing Date, in the original principal amount of $200,000.00, and (b) the subsequent (the “Subsequent Advances,” and each a “Subsequent Advance”) in the amount stated in any Loan Notice up to the then unfunded balance of the Commitment on the applicable Subsequent Advance Closing Date.

2.2 Procedure for Borrowing.

(a) First Advance. The Lender shall advance the First Advance Amount to the Borrower on the First Advance Date not later than 3:00 p.m. (Oklahoma City time) on the First Advance Closing Date by wire transfer of Dollars to the Borrower. A Loan Notice shall not be required to be provided to Lender in connection with the First Advance.

(b) Subsequent Advances. Borrower may request Subsequent Advances of the remaining portion of the Commitment in accordance with this Section 2.2(b). Lender shall make such Subsequent Advances if the following conditions are met: (i) the Subsequent Advance is consistent with each category of expenditure set forth in the Budget, and (ii) the Final Order has been entered. Borrower may request a Subsequent Advance by delivering to Lender a fully executed Loan Notice on the date Borrower desires any Subsequent Advance to be made (the “Subsequent Advance Date”) specifying the amount of the Subsequent Advance (not to exceed the remaining portion of the Commitment) (the “Subsequent Advance Amount”). The Lender shall advance the Subsequent Advance Amount to the Borrower if the conditions in this Section 2.2(b) are satisfied on the Subsequent Advance Date for such request not later than 3:00 p.m. (Oklahoma City time) on the Subsequent Advance Date by wire transfer of Dollars to the Borrower.

2.3 Repayment of the Loan. The Loan shall mature on the Maturity Date and shall be indefeasibly repaid in full in immediately available funds on the Maturity Date; provided, however, that if the Maturity Date arises as a result of (a) the closing of the sale of the Assets to Lender pursuant to the Asset Purchase Agreement, the Loan shall be deemed repaid through closing of such Asset sale pursuant to the Asset Purchase Agreement between Borrower and Lender, or (b) the closing of the sale of the Assets to a Person other than the Lender pursuant to a higher and better offer, the Loan shall be repaid in cash to Lender at the closing of such Asset sale. Unless otherwise provided under this Agreement, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Oklahoma City time, on the due date thereof to the Lender at the office of the Lender specified in Section 8.2 (or such other office as may be specified from time to time by the Lender by written notice to the Borrower), in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then Applicable Rate during such extension.

2.4 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loan, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Lender no later than 10:00 A.M., Oklahoma City time, one Business Day prior thereto, which notice shall specify the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Loan shall be in an aggregate principal amount of $25,000 or a whole multiple thereof.

2.5 Interest Rates and Payment Dates. Each Loan shall bear interest at a rate per annum equal to the Applicable Rate. All computations of fees and interest shall be made on the basis of a 360- day year and actual days elapsed.

(a) (i) On or prior to the Maturity Date, if any Default or Event of Default shall occur, the Loan (whether or not overdue) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, (ii) after the Maturity Date, the Loan shall bear interest at a rate per annum equal to the rate then applicable to the Loan under the Facility plus 2%, and (iii) if all or a portion of any interest payable on any Loan or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to the Loan under the Facility plus 2%, in each case, with respect to clauses (i), (ii) and (iii) above, from the date of such Event of Default or non-payment, as the case may be, until the Event of Default is cured or waived in writing in accordance with this Agreement, or such amount is indefeasibly paid in full in immediately available funds (as well after as before judgment).

(b) Interest shall be payable in arrears on each Interest Payment Date, provided, that interest accruing pursuant to paragraph (a) of this Section shall be payable from time to time on demand.

2.6 Pro Rata Treatment and Payments. Amounts prepaid on account of the Loan may not be reborrowed.

2.7 Priority and Liens.

(a) Superpriority Claims and Liens. Borrower hereby covenants, represents and warrants that, upon entry of the Order, the Obligations of Borrower under the Loan Documents:

(i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim;

(ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all tangible and intangible property of Borrower that is not subject to the Permitted Liens (other than Avoidance Actions and the proceeds therefrom); and

(iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all tangible and intangible property of Borrower that is subject to Permitted Liens, junior to such Permitted Liens, and

(iv) the Superpriority Claim and the Liens provided in clauses (i) through (iii) shall be subject only to the Permitted Liens and the Carve-Out (as defined below); provided, that, except as otherwise provided in the Order, no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of Borrower owing to the Lender, agents or indemnified parties under this Agreement. The Lender may deliver notice to the Borrower (and its counsel), and the UST that an Event of Default has occurred and is continuing and the Lender desires to trigger wind-down of the Carve-Out as provided herein (a “Carve-Out Trigger Notice”). “Carve-Out” means the (a) unpaid fees of the Clerk of the Bankruptcy Court and the UST pursuant to 28 U.S.C. § 1930(a), (b) unpaid and allowed Budgeted fees and expenses of professional persons, retained by the Borrower pursuant to Section 327 of the Bankruptcy Code with the approval of the Bankruptcy Court (collectively, the “Professionals”), in each case, incurred on and prior to delivery of a Carve-Out Trigger Notice and (c) unpaid and allowed fees and expenses of Professionals incurred subsequent to delivery of a Carve-Out Trigger Notice, in an aggregate amount not to exceed the budgeted amount for any such Professional (the “Professional Expense Cap”). For the avoidance of doubt, the Professional Expense Cap shall only apply after the delivery of a Carve-Out Trigger Notice. The Professional Expense Cap shall be reduced, dollar for dollar, by the amount of any fees, costs and expenses incurred and paid to Professionals subsequent to delivery of a Carve-Out Trigger Notice. The Lender agrees that Borrower shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. § 330 and 11 U.S.C. § 331, as the same may be due and payable, and the same shall not reduce the Carve-Out prior to the delivery of a Carve-Out Trigger Notice. The foregoing shall not be construed as consent to the allowance of any fees and expenses referred to above and shall not affect the right of the Lender to object to the allowance and payment of such amounts.

(b) Real Property. Subject in all respects to the terms of the Order, the priorities set forth in Section 2.6(a) above and to the Carve-Out, Borrower grants to the Lender a security interest in, and mortgage on, all of the right, title and interest of Borrower in all real property owned by Borrower (including leasehold interests), together in each case with all of the right, title and interest of Borrower in and to all buildings, improvements, and fixtures related thereto, all general intangibles relating thereto and all proceeds thereof. Borrower shall acknowledge that, pursuant to the Order, the Liens in favor of the Lender of such real property shall be perfected without the recordation of any instruments of mortgage or assignment. Borrower agrees that upon the reasonable request of the Lender, Borrower shall promptly enter into separate mortgages on owned real property in recordable form with respect to such properties on terms reasonably satisfactory to the Lender.

2.8 Notes. Upon request of the Lender, the Borrower shall execute and deliver a Note to the Lender in the amount of the Loan held by the Lender.

2.9 Security. Upon entry of the Order, as security for the prompt payment and performance of all Obligations of Borrower, Borrower hereby grants, in accordance with and subject to the provisions hereof and the Order, to the Lender a first priority lien and security interest in all of its right, title and interest in and to all of its Collateral, subject to the Permitted Liens and pari passu with the Senior Liens.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and to make the Loan the Borrower hereby represents and warrants to the Lender that:

3.1 Existence; Compliance with Law. The Borrower (a) is duly organized, and validly existing under the laws of the jurisdiction of its organization, (b) subject to the entry of the Order, has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct its business in a manner in which its business is now being conducted, and (c) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2 Power; Authorization; Enforceable Obligations. Subject to the entry of the Order, the Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to obtain extensions of credit hereunder. The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement. Other than Bankruptcy Court approval, no Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents. Each Loan Document has been duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document upon execution and upon entry of the Order, will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.3 No Legal Bar. Subject to the entry of the Order, (a) the execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower, except for violations, the enforcement of which are stayed by the filing of the Case, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents), and (b) to Borrower’s knowledge, no Requirement of Law or Contractual Obligation applicable to the Borrower could reasonably be expected to have a Material Adverse Effect.

3.4 [Intentionally omitted].

3.5 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of the Borrower to the Lender for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby and by the other Loan Documents.

3.6 Financial Statements; Budget.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, to the extent required by GAAP to be shown therein.

(b) The Quarterly Financial Statements, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) [intentionally omitted].

(d) The information provided to Lender by Borrower in connection with the development of the Budget was true and correct in all material respects and provided to Borrower in good faith.

3.7 Ownership Of Property; Liens; Investments.

(a) Borrower does not own any interest in any real property.

(b) The property of the Borrower is not subject to any Liens, other than Liens permitted by Section 6.1.

3.8 Secured Superpriority Obligations. On and after the First Advance Closing Date and the entry of the Order, the Order and the Loan Documents are sufficient to provide the Superpriority Claims and Liens described in, and with the priority provided in, Section 2.7 of this Agreement and the Order. The Order is in full force and effect and has not been vacated, reversed, modified, amended, rescinded or stayed without the prior written consent of the Lender.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to Loan. The agreement of the Lender to extend the Loan requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the First Advance Closing Date, of the following conditions precedent:

(a) The Lender shall have received each of the following each dated on or prior to the First Advance Closing Date (or, in the case of certificates of governmental officials, a recent date before the First Advance Closing Date) each in form and substance satisfactory to the Lender and in such number of copies as may be requested by the Lender:

(i) duly executed counterparts of this Agreement,

(ii) such duly executed certificates of resolutions or consents, incumbency certificates and/or other duly executed certificates of Responsible Officers of the Borrower as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(iii) such documents and duly executed certifications as the Lender may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing in the jurisdiction where it is formed;

(iv) a certificate signed by a Responsible Officer of the Borrower certifying as of the First Advance Closing Date, since the date on which the Borrower commenced the Case, there has been no change, event, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; and

(v) a Loan Notice.

(b) All governmental authorizations and all third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lender) and shall remain in effect; and no law or regulation shall be applicable in the reasonable judgment of the Lender that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

(c) The Order shall have been entered by the Bankruptcy Court, shall be in full force and effect and shall not have been amended, modified, stayed or reversed without the prior written consent of the Lender.

(d) All of the “first day orders” and related orders submitted on or about the date of the commencement of the Case shall be in form and substance reasonably satisfactory to the Lender and the Borrower and, as entered, shall not deviate from the form thereof approved by the Lender in any material respect which is adverse to the interests of the Lender (such orders hereinafter being referred to as “First Day Orders”; it being understood and agreed that notwithstanding anything herein to the contrary, the relief sought in all such First Day Orders approved by the Lender shall be permitted herein and the consent of the Lender to such relief therein shall be deemed to have been obtained).

(e) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(f) No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

SECTION 5. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitment remains in effect or any Loan or Obligations or other amounts are owing to the Lender hereunder or under the other Loan Documents, the Borrower shall:

5.1 Further Assurances. At any time or from time to time upon the reasonable request of the Lender, at the expense of the Borrower, promptly execute, acknowledge and deliver such additional instruments, certificates or documents, and do all such other acts and things as the Lender may reasonably request for purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, of providing for payment of the Obligations in accordance with the terms of this Agreement, the Note and the other Loan Documents, or of more fully perfecting or renewing the rights of the Lender with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or Assets hereafter acquired by the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lender may be required to obtain from the Borrower for such governmental consent, approval, recording, qualification or authorization (to the extent the Borrower is permitted by applicable law to do so). The Borrower shall fully preserve or cause to be fully preserved the Liens granted by the Security Documents.

5.2 Use Of Proceeds. Borrower shall use the proceeds of the Loan substantially in accordance with the terms of the Budget, this Agreement and the Order; provided, that any disbursements scheduled for a particular day may be disbursed one week prior or one week subsequent to such date. Nothing in this Section 5.2 shall require the Borrower to loan more than the Commitment.

5.3 Budgets; Financial Information; Default Notices. Deliver to the Lender, in form satisfactory to the Lender:

(a) Weekly reports in a form reasonably satisfactory to Borrower not later than Thursday of each week, detailing the weekly Budget and containing actual versus budgeted comparison for each prior week’s operations;

(b) as soon as practicable after request of the Lender, such consolidated balance sheets of the Borrower and its Subsidiaries, related consolidated statements of income or operations, shareholders’ equity, and cash flows, cash balance reports or any other financial reports as reasonably requested by the Lender; and

(c) as soon as practicable (and in any event within five (5) Business Days) provide written notice to the Lender of the occurrence of any Default or Event of Default, describing the nature of such Default or Event of Default and any remedial actions being taken with respect thereto.

SECTION 6. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitment remains in effect or any Loan or other Obligations or other amounts are owing to the Lender hereunder or under any other Loan Document, the Borrower shall not directly or indirectly, without the waiver or consent of Lender:

6.1 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, other than the following:

(a) Liens pursuant to any Loan Document and the Order;

(b) the Senior Liens; and

(c) Permitted Liens.

6.2 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents; and

(b) Indebtedness outstanding on the date hereof and listed on Schedule 6.2.

6.3 Investments. Make or hold any Investments, except:

(a) Investments held by the Borrower in the form of cash or cash equivalents;

(b) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

(c) Investments existing on the date hereof.

6.4 Fundamental Changes. Except pursuant to the Asset Purchase Agreement, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

6.5 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property or property no longer used or useful in the business of the Borrower, whether now or hereafter owned or leased, in the ordinary course of business of such Person;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment, software or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) the sale, lease, sub-lease, license, sub-license or consignment of personal property of the Borrower in the ordinary course of business and leases or subleases of real property permitted by clause (a) for which rentals are paid on a periodic basis over the term thereof;

(e) the settlement or write-off of accounts receivable or sale of overdue accounts receivable for collection in the ordinary course of business consistent with past practice;

(f) sale, exchange or other disposition of cash and cash equivalents in the ordinary course of business; provided, however, that any Disposition pursuant to Section 6.5(a) through (f) shall be for fair market value; and

(g) the marketing for sale and the sale of the Assets of the Borrower in accordance with the Asset Purchase Agreement and the transactions contemplated thereby, or to a Person other than the Lender who is the higher and better bidder, including but not limited to auction procedures.

6.6 [Intentionally omitted].

6.7 Transactions With Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, that the foregoing restriction shall not apply to transactions, arrangements, fees reimbursements and indemnities specifically and expressly permitted between or among such parties under this Agreement.

6.8 Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture.

6.9 Speculative Transactions. Engage in any transaction involving any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement (including caps and collars with respect to interest rates, currency exchange rates or commodity prices) or futures contracts for speculative purposes or any similar speculative transactions, which are, in any case, inconsistent with prior practice and not otherwise made in the ordinary course of business.

6.10 Formation Of Subsidiaries. Organize or invest in any new Subsidiary.

SECTION 7. EVENTS OF DEFAULT

7.1 Events of Default. If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document, within two days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, unless waived by Lender pursuant to the First Amendment, or as otherwise waived in writing by the Lender; or

(c) the Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 2.7, 2.9, 5, or 6; or

(d) the Borrower shall default in the observance or performance of any provision contained in this Agreement or the Notes (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of ten (10) days after notice to the Borrower from the Lender; or

(e) termination of the Asset Purchase Agreement; or

(f) [intentionally omitted]; or

(g) any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any Affiliate of the Borrower shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(h) an order (which has not been stayed) with respect to the Case shall be entered by the Bankruptcy Court appointing, or the Borrower shall file an application for an order with respect to the Case seeking the appointment of, (i) a trustee under Section 1104 of the Bankruptcy Code, or (ii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

(i) an order with respect to the Case shall be entered by the Bankruptcy Court converting the Case to a Chapter 7 case or the Borrower shall file a motion or not oppose a motion seeking such relief, unless such motion is consented to by the Lender; or

(j) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any Collateral of the Borrower which has a value in excess of $50,000 in the aggregate or permits any third party to commence or continue any litigation against the Borrower involving a potential liability not covered by insurance in excess of $50,000 in the aggregate; or

(k) an order with respect to the Case shall be entered by the Bankruptcy Court without the express prior written consent of the Lender (i) to revoke, reverse, stay, modify, supplement or amend the Order, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Borrower equal or superior to the priority of the Lender in respect of the Obligations, except for allowed administrative expenses to the extent set forth in the Order, or (iii) to grant or permit the grant of a Lien on the Collateral other than a Permitted Lien or any Lien in favor of the Lender; or

(l) the Borrower shall make any payment of principal or interest or otherwise on account of any prepetition Indebtedness or trade payable (excluding payments effected by a setoff of obligations as permitted by Section 553 of the Bankruptcy Code without the express prior written consent of the Lender and the approval of the Bankruptcy Court; or

(m) the Borrower shall file a motion in the Case (i) to use Cash Collateral of the Lender under Section 363(c) of the Bankruptcy Code without the express prior written consent of the Lender (it being understood and agreed that the Lender consents to the proposed use of Cash Collateral on the terms and conditions set forth in the form of Order attached hereto), (ii) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, to cut off rights in the Collateral under Section 552(b) of the Bankruptcy Code, or (iii) to take any other action or actions materially adverse to the Lender or its rights and remedies hereunder or under any of the other Loan Documents or the Lender’s interest (as lender under the Loan Documents) in any of the Collateral; or

(n) an order shall be entered by the Bankruptcy Court dismissing the Case which does not contain a provision for termination of the Commitment, and payment in full in cash of all Obligations of the Borrower hereunder and under the other Loan Documents upon entry thereof; or

(o) by not later than the first Business Day after an order is entered by the Bankruptcy Court approving the sale of any of the assets of Borrower to a Person other than Lender (an “Alternative Transaction Order”), Borrower shall fail to indefeasibly pay in full to Lender all outstanding principal, interest, fees, costs and other obligations of Borrower under this Agreement; or

then, (i) in the case of an event of default under any of Sections 7.1(b) through 7.1(n) hereof, Lender may, by five (5) Business Days’ prior written notice to the Borrower (with a copy to counsel for the Borrower, the UST and the Bankruptcy Court), declare the Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable in full, and (ii) in the case of an event of default under Section 7.1(a) or (o) hereof, the Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents, shall immediately become due and payable in full without need for notice or demand. Without limiting the foregoing, immediately upon the earlier of entry of an Alternative Transaction Order or any termination of the Asset Purchase Agreement, the Commitment shall terminate.

Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. In the event and to the extent that the provisions of this Section 7.1 conflict with what is set forth in the Order, the Order shall govern. Notwithstanding the foregoing, any Event of Default under clause (l) above may be cured through the return to the Borrower, within five days following notice from the Lender of such Event of Default, of all sums paid which constitute or caused an Event of Default under clause (l) above. Upon the return of all such sums, the Borrower shall provide notice thereof to the Lender, along with such other evidence the Lender may reasonably require to confirm that such payment has been made to the Borrower, and upon delivery of such items such Event of Default shall then be cured and cease to be in effect or continuing.

7.2 Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Lender may at any time apply (a) all payments received by the Lender under the Loan Documents, whether from the Borrower or otherwise and (b) all or any part of proceeds constituting Collateral, in payment of the Obligations in the following order:

(a) first, to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by the Lender in connection therewith, and all amounts for which the Lender is entitled to compensation, reimbursement and indemnification under any Loan Document and all advances made by the Lender thereunder for the account of the Borrower, and to the payment of all costs and expenses paid or incurred by the Lender in connection with the Loan Documents, all in accordance with Section 8.5 and the other terms of this Agreement and the Loan Documents;

(b) second, thereafter, to the payment of all other Obligations; and

(c) third, thereafter, to the payment to or upon the order of the Borrower or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 8. MISCELLANEOUS

8.1 Amendments and Waivers. No amendment, supplement, modification or waiver of any of the provisions of this Agreement or any other Loan Document shall be deemed to be made unless the same shall be in writing signed on behalf of the Borrower and the Lender and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Lender and all future holders of the Loan. In the case of any waiver, each of the Borrower and the Lender shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	c/o Crumbs Bake Shop, Inc.
110 West 40th Street
New York, New York 10018 Attention: Edward M. Slezak Telephone: 646-278-6088
Electronic Mail: eslezak@crumbs.com

With copies to:	Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
Hackensack, New Jersey 07601
Telephone: 201-489-3000
Electronic Mail: msirota@coleschotz.com

Lender:	Lemonis Fischer Acquisition Company
701 Cedar Lake Blvd.
Oklahoma City, Oklahoma 73114
Attention: Mark A. Fischer
Telephone: 405-478-8870
Electronic Mail: markf@chaparralenergy.com

With copies to:

McAfee & Taft A Professional Corporation
Two Leadership Square, 10th Floor
211 N. Robinson
Oklahoma City, Oklahoma 73102
Attention: Louis Price
Telephone: (405) 552-2253
Electronic Mail: louis.price@mcafeetaft.com

provided, that any notice, request or demand to or upon the Lender shall not be effective until received. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Lender.

8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan and other extensions of credit hereunder.

8.5 Payment of Expenses. If the Assets are sold to a purchaser other than the Lender or an order of the Bankruptcy Court is entered approving such a sale to a purchaser other than Lender, on the Maturity Date the Borrower shall reimburse the Lender for its reasonable documented costs, fees (including reasonable attorneys’ fees), charges, and expenses incurred in connection with the Loan whether incurred pre-petition or post-petition. Notwithstanding anything to the contrary contained herein, in the event that the Assets are sold to the Lender, the Borrower shall have no obligation to reimburse the Lender for its reasonable documented costs, fees (including reasonable attorneys’ fees), charges, and expenses incurred in connection with the Loan. The Borrower further agrees (a) in the event it is necessary for Lender to file a motion or adversary proceeding to seek the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, Borrower will pay or reimburse the Lender for all its documented costs and expenses incurred in connection with such motion or adversary proceeding, including the reasonable fees and disbursements of counsel to the Lender and (b) to pay, indemnify, and hold the Lender, and the officers, directors, trustees, employees, agents, advisors and Affiliates of the Lender and its officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the enforcement of this Agreement, the other Loan Documents and any such other documents (regardless of whether any Indemnitee is a party hereto and regardless of whether any such matter is initiated by a third party, the Borrower or any other Person), including any of the foregoing relating to the use of proceeds of the and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (b), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 8.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 8.5 shall be submitted to the address of the Borrower set forth in Section 8.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Lender. The agreements in this Section 8.5 shall survive repayment of the Loan and all other amounts payable hereunder.

8.6 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

8.7 Successors and Assigns; Assignments. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (x) without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) or (y) to any Person that is not a “United States person” as defined in Section 7701(a)(30) of the Code and (ii) the Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement with notice to the Borrower. The Borrower shall maintain a register containing the name and address of each Lender and Assignee under this Agreement and its interest in the Loans and the amounts of the Obligations of the Borrower owing to such Person.

8.8 Conflicts Between this Agreement and the Order. To the extent any term or provision of this Agreement conflicts or is inconsistent with any term of the Order, the terms of the Order shall control and govern.

8.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lender.

8.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

8.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, AND TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

8.13 Submission To Jurisdiction; Waivers.

(a) SUBMISSION TO JURISDICTION. EACH OFTHE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE BANKRUPTCY COURT, OR IN THE EVENT THAT THE BANKRUPTCY COURT DOES NOT HAVE JURISDICTION OVER ANY MATTER OR IF IT HAS JURISDICTION BUT DOES NOT EXERCISE SUCH JURISDICTION FOR ANY REASON, THEN TO THE NONEXCLUSIVE JURISDICTION OF ANY DELAWARE STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE BANKRUPTCY COURT, ANY SUCH DELAWARE STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

(b) WAIVER OF VENUE. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY INTHE BANKRUPTCY COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) SERVICE OF PROCESS. THE BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

8.14 Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) the Lender does not have a fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Borrower and the Lender.

8.15 Releases of Liens. At such time as the Loan and the other Obligations under the Loan Documents shall have been indefeasibly paid in full in immediately available funds and the Commitment has been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Lender and the Borrower under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

8.16 WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17 Regulatory. The Borrower will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and take such actions as are reasonably requested by the Lender to assist the Lender in maintaining compliance with applicable law.

8.18 Release. In consideration of the covenants and agreements contained herein, the Borrower hereby waives and releases Lender and all of Lender’s officers, directors, members, managers, and Affiliates from any and all claims and defenses, known or unknown, with respect to events, actions or omissions occurring on or prior to the Effective Date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Superpriority Debtor-in-Possession Credit and Security Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

CRUMBS BAKE SHOP, INC.
a Delaware corporation

By:	/s/ Edward M. Slezak
Name:	Edward M. Slezak
Title:	CEO and General Counsel

LENDER:

LEMONIS FISCHER ACQUISITION COMPANY, LLC
a Delaware limited liability company

By:	/s/ S. Scott Fischer
Name:	S. Scott Fischer
Title:	Manager

SUBSIDIARIES:

CRUMBS HOLDINGS LLC

By:	/s/ Edward M. Slezak
Name:	Edward M. Slezak
Title:	CEO and General Counsel

CRUMBS 42ND STREET II, LLC

CRUMBS BROAD STREET, LLC

CRUMBS BROADWAY LLC

CRUMBS FEDERAL STREET, LLC

CRUMBS GARMENT CENTER LLC

CRUMBS GRAND CENTRAL LLC

CRUMBS GREENVALE LLC

CRUMBS GREENWICH, LLC

CRUMBS HOBOKEN, LLC

CRUMBS II, LLC

CRUMBS LARCHMONT, LLC

CRUMBS LEXINGTON LLC

CRUMBS PARK AVENUE LLC

CRUMBS RETAIL BAKE SHOPS, LLC

CRUMBS STAMFORD, LLC

CRUMBS THIRD AVENUE LLC

CRUMBS TIMES SQUARE LLC

CRUMBS UNION SQUARE LLC

CRUMBS UNION STATION LLC

CRUMBS WEST MADISON, LLC

CRUMBS WOODBURY LLC

By: CRUMBS HOLDINGS LLC,
its Sole Member

By:	/s/ Edward M. Slezak
Name:	Edward M. Slezak
Title:	CEO and General Counsel

EXHIBIT A

Budget

	1	2	3	4	5	6	7	8	9
	2014	2014	2014	2014	2014	2014	2014	2014	2014
	Week of:	Week of:	Week of:	Week of:	Week of:	Week of:	Week of:	Week of:	Week of:
	7/6-7/12	7/13-7/19	7/20-7/26	7/27-8/2	8/3-8/9	8/10-8/16	8/17-8/23	8/24-8/30	8/31-9/6	Total
BEGINNING CASH	75,850	75,850	140,226	78,431	70,220	112,666	78,090	32,632	65,556
INFLOWS
DIP borrowings/(re-pay)	-	100,000	100,000	300,000	100,000	-	133,000	50,000	350,000	1,133,000
Sales	-	-	-	-	-	-	-	-	-
Sales taxes collected	-	-	-	-	-	-	-	-	-
Deposit in transit	-	24,304
Security deposit - credit card	-	32,500	-	-	-	-	-	-	-
Licensing revenue	-	-	-	60,000	-	-	-	-	-
TOTAL INFLOWS	-	156,804	100,000	360,000	100,000	-	133,000	50,000	350,000	1,249,804

OUTFLOWS
Recurring expenses
Bakery costs	-	-	-	-	-	-	-	-	-
Payroll
Store staff	-	-	-	-	-	-	-	-	-	-
Corporate staff	-	30,000	42,015	9,796	40,273	9,796	34,178	9,796	26,994	202,848
Potential PTO payments			100,000
FSA/HRA Expenses				-				-		-
Rent continuing stores				314,993					232,499	547,493
Rent corporate				20,142					20,142	40,284
Store operating costs	-	3,139	3,139	3,139	3,139	3,139	3,139	3,139	3,139	25,112
Corporate operating costs	-	4,141	4,141	4,141	4,141	4,141	4,141	4,141	4,141	33,129
Other expenses
Filing related expenses
Utility deposits		40,000								40,000
Paymentech holdback	-									-
DIP Lender fees	-				-				-	-
DIP interest				-					-	-
Sales expenses
Merchant Account Fees				10,000					-	10,000
Bank Fees		12,470				5,000				17,470
Advertising										-
Girl Scout royalties		-				-			-	-
Insurance
Liability			12,500			12,500				25,000
Other										-
D&O										-
Workers comp				6,000					-	6,000
Medical	-				10,000					10,000
Professional Fees
Cole Schotz	-						75,000			75,000
Gordon Feinblatt		-								-
Rothstein Kass										-
Glass Ratner	-									-
WTAS		-								-
Claims & noticing agent	-						30,000			30,000
Committee Professionals									75,000	75,000
US Trustee									20,000	20,000
Filing Fees	-									-
Taxes
Income taxes
Franchise taxes
Sales Tax		2,678	-	-			32,000	-		34,678
Other expenses
MasterCard	-		-		-		-		-
Fixed assets
Titan			-
Claims Settle & Wind-down									-
TOTAL OUTFLOWS	-	92,428	161,795	368,212	57,553	34,576	178,458	17,076	381,915	1,292,013

ENDING CASH	75,850	140,226	78,431	70,220	112,666	78,090	32,632	65,556	33,641

DIP Summary
Beginning Balance	0	-	100,000	200,000	500,000	600,000	600,000	733,000	783,000
Add: Borrowings	-	100,000	100,000	300,000	100,000	-	133,000	50,000	350,000
Less: Re-Payments	-	-	-	-	-	-	-	-	-
Ending Balance	-	100,000	200,000	500,000	600,000	600,000	733,000	783,000	1,133,000

EXHIBIT B

Loan Notice

[                    ], 2014

Lemonis Fischer Acquisition Company, LLC

______________________________

______________________________

Attn:__________________________

Ladies and Gentlemen:

The undersigned, Crumbs Bake Shop, Inc., a Delaware corporation, both a debtor and debtor in possession in a case pending under Chapter 11 of the Bankruptcy Code on behalf of itself and each of its Subsidiaries (collectively, the “Borrower”) that are a party to that certain Superpriority Debtor-in-Possession Credit and Security Agreement dated as of [__________, 2014] (the “Credit Agreement) by and among Borrower and Lemonis Fischer Acquisition Company, LLC (the “Lender”), hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement, that the undersigned hereby requests a borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such borrowing of the Loan (the “Credit Event”) as required by Section 2.2 of the Credit Agreement. Capitalized terms not defined herein shall have the same meaning given to such terms in the Credit Agreement

1.	The Business Day of the Credit Event is: [__], 2014.
2.	Loan: $__________
3.	The proceeds of the Loan are to be disbursed to the following account:

Bank: [__]

ABA: [__]

Account No.: [__]

The Borrower hereby certifies that:

(A)              each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof;

(B)              no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Credit Event requested to be made on the date specified above; and

(C)              Borrower has complied with Budget within the guidelines set forth in Section 5.2 of the Credit Agreement.

Very truly yours,

Crumbs Bake Shop, Inc.

By:_________________________

Name:

Title:

EXHIBIT C

Order

UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY

Caption in Compliance with D.N.J. LBR 9004-2(c)

COLE, SCHOTZ, MEISEL,

FORMAN & LEONARD, P.A.

A Professional Corporation

Court Plaza North

25 Main Street

P.O. Box 800

Hackensack, NJ 07602-0800

Michael D. Sirota

David M. Bass

Felice R. Yudkin

(201) 489-3000

(201) 489-1536 Facsimile

Proposed Attorneys for Debtors-In-Possession

In re: CRUMBS BAKE SHOP, INC., et al.,[1] Debtors-in-Possession.	Case No. 14-24287 (MBK) Judge: Michael B. Kaplan Chapter 11 (Jointly Administration Pending)

INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

The relief set forth on the following pages, numbered two (2) through eleven (11), is hereby ORDERED.

DATED:	7/16/14	/s/ Michael B. Kaplan
Honorable Michael B. Kaplan
United States Bankruptcy Judge

1 The Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s tax identification number are: Crumbs Bake Shop, Inc. (5274); Crumbs Holdings LLC (8045); Crumbs 42nd Street II, LLC (5913); Crumbs Broad Street, LLC (5319); Crumbs Broadway LLC (2653); Crumbs Federal Street, LLC (9870); Crumbs Garment Center LLC (5142); Crumbs Grand Central LLC (5030); Crumbs Greenvale LLC (6562); Crumbs Greenwich, LLC (3097); Crumbs Hoboken, LLC (5808); Crumbs II, LLC (5633); Crumbs Larchmont, LLC (8460); Crumbs Lexington LLC (0286); Crumbs Park Avenue LLC (5273); Crumbs Retail Bake Shops, LLC (f/k/a Crumbs Fulton Street, LLC) (0930); Crumbs Stamford, LLC (8692); Crumbs Third Avenue LLC (6756); Crumbs Times Square LLC (1449); Crumbs Union Square LLC (8629); Crumbs Union Station LLC (6968); Crumbs West Madison, LLC (5017); Crumbs Woodbury LLC (2588)

(Page 2)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

THIS MATTER having been opened to the Court by Crumbs Bake Shop, Inc. (“Crumbs”), Crumbs Holdings LLC (“Holdings”), and various subsidiaries of Crumbs and Holdings (listed on Exhibit A attached hereto and made a part hereof), as the Debtors and the Debtors in possession (collectively, the “Debtors”), by and through their proposed counsel, Cole, Schotz, Meisel, Forman & Leonard, P.A., upon the Motion for an Order (I) Authorizing the Debtors’ Use of Cash Collateral; (II) Authorizing the Debtors to Obtain Secured Credit; (III) Granting Adequate Protection and (IV) Granting Other Relief (the “DIP Loan Motion”) [Docket # 10] filed on July 11, 2014, and the Court having conducted a preliminary hearing on the DIP Loan Motion and being fully informed of the premises;

THE COURT NOW FINDS THAT:

A.         Filing of Petition. On July 11, 2014 (the “Petition Date”), the Debtors filed voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code (the “Petition”). Pursuant to sections 1107 and 1108 of the Bankruptcy Code, the Debtors have retained possession of their assets and are authorized to continue the management of their business on a limited basis notwithstanding the recent closing of the Debtors’ retail businesses. On or about July 7, 2014, the Debtors ceased operation of the Debtors’ retail business, but retain ownership of and manage various assets including, without limitation, certain licensing rights, intellectual property, business equipment, inventory and leasehold interests. A creditors’ committee, as provided for under section 1102 of the Bankruptcy Code (the “Committee”), has not been appointed.

(Page 3)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

B.         Jurisdiction; Core Proceeding. This Court has jurisdiction to enter this order (the “Interim DIP Loan Order”) pursuant to 28 U.S.C. §§ 157(b)(2) and 1334. Consideration of the DIP Loan Motion is a core proceeding as defined in 28 U.S.C. §§157(b)(2)(A), (D), (G), (K) and (M).

C.         Notice of Hearing. The Debtors have provided such notice of the hearing and the terms of the DIP Loan Motion as is practicable under the circumstances. Pursuant to 11 U.S.C. §§ 102 and 364, Bankruptcy Rule 4001(c) and (d) and all applicable local rules, such notice is sufficient and appropriate under the circumstances set forth herein and presented to the Court. The Court finds that the notice given to the parties to whom it was given and in the form it was given was sufficient in the circumstances to afford reasonable notice of the material provisions of the terms hereof.

(Page 4)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

D.         DIP Financing. The Debtors have requested Debtor-in-Possession financing (the “DIP Financing”) from Lemonis Fischer Acquisition Company, LLC (“DIP Lender”). The Debtors have requested funding in the amount of $200,000 upon entry of this Interim Order (the “Interim DIP Loan Amount”), with the balance of the Commitment to be available upon entry of a final order from the Bankruptcy Court. The documents constituting the DIP loan (collectively, the “DIP Loan Agreement”) are to be executed by the parties and are attached as Exhibit B hereto and incorporated by reference. Capitalized terms used in this Interim DIP Loan Order and not defined herein have the meaning given in the DIP Loan Agreement. Pursuant to the terms of the DIP Loan Agreement, DIP Lender will be granted a super-priority administrative expense claim and a first priority lien on the assets of the Debtors as more fully described therein, subject only to the Carve-Out (as defined in the DIP Loan Agreement). The purpose of the DIP Financing is to provide funds to the Debtors to maintain the critical infrastructure of their business until a sale of the Debtors’ assets can be consummated. The DIP Financing consists of a First Advance in the amount of the Interim DIP Loan Amount, and then Subsequent Advances drawn in accordance with the DIP Loan Agreement and orders of the Bankruptcy Court up to the total amount of the stated Commitment. The interest rate to be utilized is 7%.

E.         Need for DIP Financing. The Debtors urgently require financing under Section 364 of the Bankruptcy Code to fund certain expenses in connection with its limited operations and to preserve the value of its assets, including payments for payroll and insurance. An inability to fund such activities in the short term could result in a long-term negative impact on the value of the assets and business of the Debtors to the detriment of the Debtors’ creditors, customers and employees.

(Page 5)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

F.         Pre-Petition Credit Facility and Pre-Petition Liens. On January 20, 2014, the Debtors (then as the “Borrowers”) entered into a Senior Secured Loan and Security Agreement with Fischer Enterprises, L.L.C. (“Fischer Enterprises”), as amended by First Amendment to Senior Secured Loan and Security Agreement dated July 10, 2014, comprised of a loan and security agreement and corresponding note in the amount of $5,514,245.30 (the “Pre-Petition Loan Documents”), pursuant to which Borrowers gave as security to Fischer Enterprises first-priority perfected liens in all of the Borrowers’ property then-owned or after-acquired property (the “Pre-Petition Liens”). On July 10, 2014, Fischer Enterprises assigned all of its interests in and under the Pre-Petition Loan Documents and Pre-Petition Liens to DIP Lender. Fischer Enterprises does not object to the entry of this Interim DIP Loan Order.

G.         Insufficient Cash Collateral; No Other Sources of Funds. The Debtors have inadequate working capital, and do not anticipate collecting sufficient cash during the term of the DIP Loan Agreement to fund expenses which the Debtors need to incur in order to maintain their limited activities or preserve their value. All of the Debtors’ cash on hand as of the Petition Date is cash collateral (the “Cash Collateral”) in which the DIP Lender has an existing prior and perfected security interest pursuant to the Pre-Petition Loan Documents assigned to DIP Lender by Fischer Enterprises. Cash Collateral shall exclude the Cash Collateral Accounts (defined herein) only to the extent of the outstanding obligations under the letters of credit and Commercial Credit Card described in paragraph 2 of this Order. Any funds in the Cash Collateral Accounts in excess of the Debtors’ outstanding obligations under the letters of credit and Commercial Credit Card shall be Cash Collateral upon release of the excess funds to the Debtors. DIP Lender has consented to the limited use of its Cash Collateral, but such Cash Collateral will be insufficient to sustain the Debtors’ operations until a sale of assets can be negotiated and consummated. As contemplated by sections 364(a) and 364(b) of the Bankruptcy Code, the Debtors have attempted, but are unable to obtain on any basis, either unsecured credit or secured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense, on terms more favorable than those now offered by DIP Lender.

(Page 6)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

H.         Business Judgment and Good Faith. The terms of this Interim DIP Loan Order, the DIP Loan Agreement and the Debtors’ proposed use of DIP Lender’s Cash Collateral have been negotiated at arms-length with all parties represented by experienced counsel, are fair, just and reasonable under the circumstances. They are made for reasonably equivalent value and fair consideration, reflect the exercise of prudent business judgment consistent with the Debtors’ fiduciary responsibilities, and are in good faith as that term is used in section 364(e) of the Bankruptcy Code. In making advances under this DIP Loan Order, DIP Lender is entitled to the protections described in section 364(e) of the Bankruptcy Code.

I.         Request for Immediate Entry; Good Cause Shown. The Debtors request immediate entry of this Interim DIP Loan Order pursuant to Bankruptcy Rule 4001(b)(2) and (c)(2). The relief requested is necessary to avoid immediate and irreparable harm to the Debtors. Good cause has been shown for the entry of this Interim DIP Loan Order. Among other things, entry of this DIP Loan Order will minimize further disruption of the Debtors’ business, will enable the Debtors to preserve and maintain their assets, and is in the best interests of the Debtors, their creditors, and their estates.

(Page 7)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

THEREFORE, 1T IS HEREBY ORDERED THAT:

1.   Authorization to Borrow.

a.         The Debtors are authorized to borrow the Interim DIP Loan Amount from DIP Lender on the basis and in the amounts set forth in the DIP Loan Agreement. The Debtors are authorized to perform their obligations hereunder, and under the DIP Loan Agreement, in accordance with the terms thereof. All funds advanced pursuant to this Interim DIP Loan Order will be advanced by DIP Lender to the Debtors as provided in the DIP Loan Agreement.

b.         The terms and conditions of the DIP Loan Agreement are hereby approved in their entirety and deemed fully enforceable against the Debtors and all other interested parties. The DIP Lender and the Debtors may amend, modify, supplement, or waive any provision of the DIP Loan Agreement, except as to principal amount, interest rate, and fees, without any need to apply to, or receive further approval from, this Court. The Debtors shall provide the Office of the United States Trustee and counsel for any Committee, whether now in existence or hereafter appointed, advance written notice of any such amendment, modification, supplement or waiver. Any amendment, modification, supplement or waiver regarding principal amount, interest rate or fees shall be subject to approval by the Court on appropriate notice.

(Page 8)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

c.         The Debtors are authorized and directed to do and perform all acts, to make, execute and deliver all instruments, agreements, and documents, including, without limitation, the DIP Loan Agreement, and to pay all principal, interest, fees, and other expenses, which may be required or necessary for the Debtors to perform all of their obligations under this Interim DIP Loan Order and the DIP Loan Agreement.

d.         The Debtors’ authorization to borrow under the terms of this Interim DIP Loan Order are conditioned on the Debtors’ compliance with the budgets and projections referenced in the DIP Loan Agreement, incorporated into the terms thereof and attached hereto as Exhibit C (the “Budget”). The Debtors’ failure to comply with the Budget shall constitute a default of the DIP Loan Agreement which shall immediately entitle Lender to terminate its Commitment under the DIP Loan Agreement and refuse to make any further advances thereunder, without the need of further order of this Court.

(Page 9)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

2.  Grant of Post-Petition Liens.      As security for the obligations now existing or hereafter arising pursuant to the DIP Loan Agreement and this Interim Order, the security interests and liens in the Collateral identified in the DIP Loan Agreement, as well as those assigned pre-petition to DIP Lender by the Debtors’ pre-petition lender, are hereby granted to the DIP Lender (collectively the “Post-Petition Liens”). The Post-Petition Liens shall be valid, enforceable, effective and perfected by operation of law immediately upon entry of this Interim Order without the necessity of the execution, recordation, or filing by the Debtors or the DIP Lender of any mortgages, security agreements, financing statements or other agreements. Pursuant to Bankruptcy Code §364(c)(2), the DIP Loan Agreement creates a valid, binding, continuing, enforceable, fully-perfected first priority senior security interest in and lien upon all presently owned or hereafter acquired property and assets of the Debtors, of any kind or nature, whether real or personal, tangible, intangible, wherever located, and all proceeds, products, rents and profits thereof, subject only to the Carve-Out.2 The Post-Petition Liens and Carve-Out shall not attach to the cash collateral account maintained at J.P. Morgan Chase Bank, N.A. (“Chase”) (Holdings account ending 9626) to secure Crumb Newark LLC’s letter of credit in favor of the Port Authority of New York and New Jersey and the Debtors’ obligations under their Commercial Card Classic with J.P. Morgan Chase (account ending 0635) and the cash collateral account maintained at Chase (Crumbs Downtown II, LLC account ending in 4743) to secure Crumb Downtown II LLC’s letter of credit in favor of Uniway Partners (collectively, the “Cash Collateral Accounts”) only to the extent of the outstanding obligations under the letters of credit and Commercial Credit Card. Any funds in the Cash Collateral Accounts in excess of the Debtors’ outstanding obligations under the letters of credit and Commercial Credit Card shall be subject to the Post-Petition Liens and Carve-Out. The Cash Collateral Accounts shall be deemed a Permitted Lien under the DIP Loan Agreement.

2 For the avoidance of doubt, any liens granted under this Interim Order, including, without limitation, the Post-Petition Liens, shall not be direct liens on the Debtors’ leases of real property unless such liens are permitted pursuant to the underlying lease documents but such liens shall be fully perfected liens on any and all proceeds of such leases (without the need for the DIP Lender to take any further actions in connection therewith).

(Page 10)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

3.  Additional Event of Default. An overdraft of the Debtors’ bank accounts at J.P. Morgan Chase Bank, N.A. or the Debtors’ initiation of unfunded ACH transfers shall constitute an Event of Default under the DIP Loan Agreement.

4.  DIP Lender’s Super-priority Claim.      Pursuant to §364(c)(1) of the Bankruptcy Code, and subject only to the Carve-Out, all of the Debtors’ obligations arising under the DIP Loan Agreement shall constitute an allowed claim (“Super-priority Claim”) against the Debtors, with priority over any and all administrative expenses, diminution claims, all claims of any kind arising under this Interim DIP Loan Order or any subsequent final order, and all other claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, including all administrative expenses of the kind specified in § 503(b) and § 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under sections 105, 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 or 1114 of the Bankruptcy Code, whether or not such expense or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, and which Super-priority Claim shall be payable from and have recourse to all pre- and post-petition property of the Debtors and all proceeds thereof, consistent with the terms of this Interim DIP Loan Order and the DIP Loan Agreement. The Super-priority Claim shall not attach to the Cash Collateral Accounts only to the extent of the outstanding obligation under the letters of credit and Commercial Credit Card. Any funds in the Cash Collateral Accounts in excess of the Debtors’ outstanding obligations under the letters of credit and Commercial Credit Card shall be subject to the Super-priority Claims.

(Page 11)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

5.  Use of Cash Collateral.   The Debtors are authorized to use the Cash Collateral pursuant to and in accordance with the Budget. The Debtors’ authorization to utilize Cash Collateral is expressly conditioned on its continued compliance with the Budget. The Debtors’ failure to comply will constitute a breach of the DIP Loan Agreement which will entitle Lenders to immediately terminate the DIP Loan Agreement and terminate its consent to the use of Cash Collateral, without further order of this Court.

6.  Automatic Stay Modification.  The automatic stay imposed under §362(a) of the Bankruptcy Code is hereby modified to the extent necessary to effectuate all of the terms and provisions of this Interim DIP Loan Order, including without limitation, to permit the DIP Lender to make any filings of UCC financing statements or other filings that DIP Lender chooses to make to further evidence the perfection of its liens and security interests in the Debtors’ assets and to enforce any and all remedies available to them hereunder and under the DIP Loan Agreement; provided, however, that the automatic stay shall not be deemed vacated.

(Page 12)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

7.  Access to Leased Premises.  Notwithstanding anything to the contrary in this Interim Order or the DIP Loan Agreement, upon the occurrence of an Event of Default, the rights of the DIP Lender to enter onto the Debtors' leased premises shall be limited to (i) any such rights agreed to in writing by the applicable landlord in favor of the DIP Lender, whether before or after the Petition Date, including, without limitation, in the governing lease agreement itself or in any landlord waiver or similar agreement, (ii) any rights that the DIP Lender has under applicable non-bankruptcy law, if any, or (iii) such rights as may be granted by the Court following an expedited hearing on a separate motion with not less than five (5) business days’ notice to the applicable landlords of the leased premises.

8.  No Additional Filings Required for Perfection.

a.         All Post-Petition Liens granted herein and the in the DIP Loan Agreement to or for the benefit of the DIP Lender shall, pursuant to this Interim DIP Loan Order be, and hereby are, valid, enforceable, and perfected effective as of the Petition Date.

b.         The Debtors and the DIP Lender are hereby authorized, but not required, to file or record financing statements, mortgages, deeds of trust, leasehold mortgages, notices of lien, assignments of the liens or similar instruments in any jurisdiction. Such liens and security interests shall be deemed valid, perfected, allowed, enforceable, non avoidable, and not subject to challenge, dispute or subordination, at the time and on the date of entry of this Interim DIP Loan Order.

(Page 13)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

c.         A certified copy of this Interim DIP Loan Order may, in the discretion of the DIP Lender, be filed with or recorded in any filing or recoding office in addition to or in lieu of such financing statements, mortgages, deeds of trust, leasehold mortgages, notices of lien, assignments or similar instruments in any jurisdiction and all filing offices are hereby authorized and directed to accept such certified copy of this Interim DIP Loan Order for filing and recording. The DIP Lender may deliver a copy of this Interim DIP Loan Order to any third parties having possession or control of the Debtors’ property, the Collateral or Cash Collateral.

9.   Final Hearing and Objection Date. This matter is set for a Final Hearing at 10:00 a.m EST on July 31, 2014, in the United States Bankruptcy Court for the District of New Jersey.

a.         This Interim DIP Loan Order shall authorize the DIP Loan to be advanced in the Interim DIP Loan Amount. Anything in the DIP Loan Motion or the DIP Loan Agreement to the contrary notwithstanding, additional advances under the DIP Loan Motion and the DIP Loan Agreement shall be expressly conditioned upon the entry of a Final Order in a form reasonably acceptable to the DIP Lender.

b.         The Debtors shall promptly mail copies of this Interim DIP Loan Order to (i) the DIP Lender, (ii) the Office of the United States Trustee; (iii) all parties who filed requests for notices under Bankruptcy Rule 9010(b) or were entitled to notice under Bankruptcy Rule 2002, (iv) the consolidated thirty largest unsecured creditors and (v) the members of any Committee formed in this case together with counsel selected by such Committee. Any objections shall be in writing and shall be filed with the Clerk of this Court on or before July 28, 2014, at 4:00 p.m. EST (“Objection Deadline”). Any objections by any party-in-interest shall be deemed waived unless filed and received in accordance with the foregoing on or before the Objection Deadline.

(Page 14)
Debtors:	CRUMBS BAKE SHOP, INC., et al.
Case Nos.	14-24287 (MBK)
Caption of Order:	INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POST-PETITION FINANCING; (II) AUTHORIZING THE DEBTORS’ USE OF CASH COLLATERAL; AND (III) GRANTING OTHER RELIEF

c.        In the event this Court modifies any of the provisions of this Interim DIP Loan Order or the DIP Loan Agreement following such Final Hearing, such modification shall not affect the rights and priorities of the DIP Lender pursuant to this Interim DIP Loan Order, and this Interim Order shall remain in full force and effect except as specifically modified pursuant to such Final Hearing.